UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2010

EXACT SCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-32179	02-0478229
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

441 Charmany Drive

Madison, WI  53719

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (608) 284-5700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As noted in the proxy statement for the Company’s 2010 annual stockholders meeting, in light of recent significant company developments the Corporate Governance and Nominating Committee of Exact Sciences Corporation (the “Company”) has been assessing the composition of the Company’s Board of Directors and has been interviewing prospective new Board candidates.

Based on the recommendation of the Corporate Governance and Nominating Committee, the Company’s Board of Directors has appointed Daniel J. Levangie to serve as a Class III director and Lionel N. Sterling to serve as a Class II director.  Mr. Levangie and Mr. Sterling will join David A. Thompson, who is expected to be elected at the Company’s 2010 annual stockholders meeting, as new Company directors and will fill the seats of Edwin M. Kania, Jr. and Lance Willsey MD who have resigned from the Company’s Board of Directors effective following the conclusion of the Board meeting taking place on July 16, 2010.

In addition, James P. Connelly, who is a current member of the Board of Directors, has been elected to serve as Chairman of the Board to succeed Patrick J. Zenner who has resigned from the Company’s Board of Directors effective following the conclusion of the Board meeting taking place on July 16, 2010.

Mr. Levangie is currently President, Chief Executive Officer and a director of Keystone Dental, is also currently a director of each of Dune Medical Devices, ev3, Inc., and HyperMed, Inc., and has previously held director and/or executive positions at Cytyc Corporation and Hologic, Inc.  Mr. Levangie will serve as a member of the Company’s Corporate Governance and Nominating Committee and Innovation and Technology Committee.

Mr. Sterling is currently President of Equity Resources, Inc., is also currently a director of Molecular Insight Pharmaceuticals, Inc., and was previously a director of i-STAT Corporation, Rayovac Corporation, Third Wave Technologies, Inc., United Brands Company and ZiLOG, Inc.  Mr. Sterling will serve as Chair of the Company’s Audit Committee.

Mr. Thompson retired from Abbott Laboratories in 1995, where he worked for more than 30 years in a variety of corporate officer positions including Senior Vice President and President Diagnostic Division, Vice President Human Resources, Vice President Corporate Materials Management and Vice President Operations. Mr. Thompson was previously Chairman and Lead Independent Director of Third Wave Technologies, Inc. and Lead Director of St. Jude Medical, Inc.  Mr. Thompson will serve as Chair of the Company’s Corporate Governance and Nominating Committee and as a member of the Company’s Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACT SCIENCES CORPORATION

Date: July 16, 2010	By:	/s/ Maneesh Arora
Maneesh Arora
Senior Vice President and Chief
Financial Officer